UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Tuesday Morning Corporation
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Tuesday Morning Corporation Confirms Receipt of Director Nominations from Jeereddi II, LP

— Will be Filing Preliminary Proxy Materials for 2017 Annual Meeting —

Dallas, TX, September 25, 2017 — Tuesday Morning Corporation (NASDAQ:TUES), one of the original off-price retailers currently with over 720 stores across the United States specializing in name-brand, better/best products for the home selling luxury home textiles, home furnishings, housewares and seasonal décor, today confirmed receipt of director nominations from Jeereddi II, LP (“Jeereddi”).  The Company also announced it will be filing a preliminary proxy statement with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for the Company’s 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”). The meeting will be held on Wednesday, November 15, 2017 at 8:30 a.m., Central time. Stockholders of record at the close of business on September 22, 2017, may vote at the 2017 Annual Meeting.

The preliminary proxy materials, when available after the close of market trading on September 25, 2017, can be found at the Company’s website at ir.tuesdaymorning.com and on the SEC’s website at www.sec.gov.

Jeereddi, together with its proposed nominees, are beneficial owners of approximately 2.3% of the shares of the Company’s common stock.  These entities previously submitted a notice of nomination of three individuals for election to the Company’s Board at the 2017 Annual Meeting and proposed immediately replacing current Chief Executive Officer Steven Becker with one of its proposed nominees. Consistent with the Company’s commitment to an active dialogue with its stockholders, the Company’s Chairman met with the chief executive officer of the investment manager of Jeereddi and one of the nominees on two occasions to discuss Jeereddi’s concerns, its proposed nominees, and its intent to have one of its nominees be named as the Company’s chief executive officer. During the past several weeks, Tuesday Morning, through its representatives, also sought to seek a resolution satisfactory to the Company and Jeereddi to avoid the distractions of an election contest, but those proposals were not accepted. During that time Jeereddi declined to meet with Mr. Becker to discuss their concerns.  After an evaluation of each of Jeereddi’s nominees, taking into account the attributes and backgrounds of candidates deemed necessary and appropriate, the Board’s Nominating and Governance Committee, as well as the full Board, determined that the nominees would not advance the forward progress that the Board believes the Company is now beginning to realize.

Terry Burman, Chairman of the Tuesday Morning Board of Directors, stated, “The Tuesday Morning Board of Directors, which includes six independent directors among eight total directors, fully supports the current management team.  This team has made meaningful progress executing against operational priorities intended to drive improved top and bottom line performance - a particularly notable development given the depths of challenges inherited from the prior management team.  While the Board is committed to acting opportunistically and flexibly to significantly enhance value for all stakeholders, Jeereddi’s proposed board nominees would — individually and as a group — inject instability and disruption in the Boardroom and the Company at this time. It is regrettable that Jeereddi has chosen to disregard the Company’s progress and, instead, propose what we believe is an ill-advised director slate while pursuing a disruptive and protracted proxy fight at the expense of all Tuesday Morning stockholders.”

The Board’s conclusion with respect to Tuesday Morning’s progress and momentum is bolstered by the Company’s recently-provided financial and operational guidance.  As detailed during the Company’s Fourth Quarter and Fiscal 2017 earnings presentation, this includes achieving comparable store sales in the range of 2% to 5% and a significant improvement in EBITDA compared to last year.

As detailed in the Company’s preliminary proxy statement, the Board unanimously recommends that stockholders vote “For” the election of each of the nominees proposed by the Board of Directors on the WHITE proxy card.

About Tuesday Morning

Tuesday Morning Corporation (NASDAQ:TUES) is a leading off-price retailer specializing in selling deeply-discounted, upscale decorative home accessories, housewares, seasonal goods and famous-maker gifts. The Company is nationally known for providing a fresh selection of brand-name, high-quality merchandise - never seconds or irregulars - at prices well below those of department and specialty stores, catalogs and online retailers. Based in Dallas, Texas, the Company opened its first store in 1974 and currently operates over 720 stores in 40 states. More information and a list of store locations may be found on our website at www.tuesdaymorning.com.

CONTACT:

Jonathan Morgan

Natalie Brandt

Perry Street Communications

jmorgan@perryst.com

nbrandt@perryst.com

214-965-9955

Important Additional Information and Where to Find It Tuesday Morning Corporation (the “Company”), its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Company’s 2017 annual meeting of stockholders (the “2017 Annual Meeting”). The Company plans to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2017 Annual Meeting (the “2017 Proxy Statement”), together with a WHITE proxy card. STOCKHOLDERS ARE URGED TO READ THE 2017 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these potential participants, none of whom, other than the Company’s Chief Executive Officer, Steven R. Becker, owns in excess of one percent (1%) of the Company’s outstanding shares of common stock, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2017 Proxy Statement and other materials to be filed with the SEC in connection with the 2017 Annual Meeting. Information relating to the foregoing can also be found in the Company’s definitive proxy statement for its 2016 annual meeting of stockholders (the “2016 Proxy Statement”), filed with the SEC on October 5, 2016. To the extent holdings of the Company’s securities by such potential participants (or the identity of such participants) have changed since the information printed in the 2016 Proxy Statement, such information has been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 filed with the SEC.

Stockholders will be able to obtain, free of charge, copies of the 2017 Proxy Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the Company with the SEC in connection with the 2017 Annual Meeting at the SEC’s website (http://www.sec.gov), at the Company’s website (http://ir.tuesdaymorning.com/) or by contacting the Company’s Secretary, Bridgett C. Zeterberg by phone at (972) 387-3562, by email at bzeterberg@tuesdaymorning.com or by mail at Tuesday Morning Corporation, Attn: Corporate Secretary, 6250 LBJ Freeway, Dallas, Texas 75240. In addition, copies of the proxy materials, when available, may be requested from the Company’s proxy solicitor, Okapi Partners, LLC at (212) 297-0720 or toll-free at (877) 259-6290.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements, which are based on management’s current expectations, estimates and projections.  Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend” and similar words, although some forward-looking statements are expressed differently.  You should carefully consider statements that contain these words or words that state other “forward-looking” information because they describe our current expectations, plans, strategies and goals and our current beliefs concerning future business conditions, future results of operations, future financial position, and our current business outlook.  Forward-looking statements in this press release include, but are not limited to, statements of management’s current plans and expectations in this press release.

Reference is hereby made to the Company’s filings with the Securities and Exchange Commission, including, but not limited to, “Cautionary Statement Regarding Forward-Looking Statements” and “Item 1A. Risk Factors” of the Company’s most recent Annual Report on Form 10-K, for examples of risks, uncertainties and events that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements. These risks, uncertainties and events include, but are not limited to, the following: our ability to successfully implement our long-term business strategy; changes in economic and political conditions which may adversely affect consumer spending; our failure to identify and respond to changes in consumer trends and preferences; our ability to continuously attract buying opportunities for off-price merchandise and anticipate consumer demand; our ability to successfully manage our inventory balances profitably; our ability to effectively manage our supply chain operations; loss of, disruption in operations, or increased costs in the operation of our distribution center facilities; unplanned loss or departure of one or more members of our senior management or other key management; increased or new competition; our ability to successfully execute our strategy of opening new stores and relocating and expanding existing stores; increases in fuel prices and changes in transportation industry regulations or conditions; our ability to generate strong cash flows from operations and to continue to access credit markets; increases in the cost or a disruption in the flow of our imported products; changes in federal tax policy; the success of our marketing, advertising and promotional efforts; our ability to attract, train and retain quality employees in appropriate numbers, including key employees and management; increased variability due to seasonal and quarterly fluctuations; our ability to maintain and protect our information technology systems and technologies and related improvements to support our growth; our ability to protect the security of information about our business and our customers, suppliers, business partners and employees; our ability to comply with existing, changing, and new government regulations; our ability to manage litigation risks from our customers, employees and other third parties; our ability to manage risks associated with product liability claims and product recalls; the impact of adverse local conditions, natural disasters and other events; our ability to manage the negative effects of inventory shrinkage; our ability to manage exposure to unexpected costs related to our insurance programs; our ability to mitigate reductions of customer traffic in shopping centers where our stores are located; and increased costs or exposure to fraud or theft resulting from payment card industry related risk and regulations.  The Company’s filings with the SEC are available at the SEC’s web site at www.sec.gov.

The forward-looking statements made in this press release relate only to events as of the date on which the statements were made. Except as may be required by law, the Company disclaims obligations to update its forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.  Investors are cautioned not to place undue reliance on any forward-looking statements.